SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported)     March 13, 2002



                                PHOTOWORKS, INC.
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             (exact name of registrant as specified in its charter)




        Washington                 000-15338                 91-0964899
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(State or other jurisdiction  (Commission File No.)      (I.R.S. Employer
      of incorporation)                                  Identification No.)


                              1260 16th Avenue West
                            Seattle, Washington 98119
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              (Address of principal executive offices and zip code)



         Registrant's telephone number, including area code:  (206) 281-1390




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Item 5.  Other Events


         On March 9, 2002 the "Job Creation and Work Assistance Act of 2002" (H.R. 3090) was signed into law. This bill provides for an economic stimulus package of temporary business tax incentives.

         The Company expects to benefit from a business tax incentive contained in the economic stimulus bill, which allows a business to extend the net operating loss (NOL) carryback period to five years (from two years) for NOLs arising in taxable years ending in 2001 and 2002.

         The Company will file for a tax refund of approximately $3.3 million on or about March 22, 2002, for its tax year ending in 2001 and is expected to receive the refund in due course.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                               PHOTOWORKS, INC.



                               By:  /s/ Loran Cashmore Bond
                                      Loran Cashmore Bond
                                      Vice President/Chief Accounting Officer

         Date:  March 15, 2002


















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